EXHIBIT 10.37

                              EMPLOYMENT AGREEMENT




     THIS AGREEMENT made and entered into this the 15th day of August 2006, by and between Kenneth N. Lard ("Employee"), a citizen and resident of Davie County, North Carolina, and Triad Guaranty Inc., Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation (collectively referred to as "Company");

     WHEREAS, Employee is currently employed by the Company as Executive Vice President of Company and a Director of Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation; and

     WHEREAS, by the execution of this Agreement, Employee will resign as an officer, director and employee of Company effective August 31,2006; and

     WHEREAS, Company desires to re-employ Employee for a period commencing on September 1, 2006 and terminating on January 15, 2007 as a permanent part time employee; and

     WHEREAS, Company and Employee mutually desire to terminate the Employment Agreement dated January 1, 1997, First Amendment dated April 5, 2000 and Second Amendment dated August 3, 2005 (together the "Prior Agreement") and mutually desire that this Agreement specifically supersedes the Prior Agreement and that neither the Employee nor Company has any obligation under the Prior Agreement; and

     WHEREAS, in consideration of the mutual covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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                                       I.

     Employee hereby resigns as Executive Vice President of Company and a Director of Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation effective August 31, 2006.

                                       II.

     Employee and Company mutually agree to terminate the Prior Agreement and mutually desire that this Agreement specifically supersedes the Prior Agreement and neither the Employee nor Company has any obligation under the Prior Agreement.

                                      III.

     In consideration of Employee's execution of this Agreement, Company will provide Employee the following benefits:

     Upon the expiration of the seven (7) day period described in Section X (c) of this Agreement (the "Effective Date"), Company will be obligated to pay Employee as follows:

     1. Beginning September 1, 2006 and continuing until the end of the term of his employment, Employee will be paid by the hour at the rate of $240/hr. for hours actually worked at the request of the Company. These sums will be paid on semi-monthly pay periods as the Company's usual practice. All payments will be subject to required federal and state withholding.

     2. Employee's 2006 cash bonus, if any, will be pro-rated through August 31, 2006 payable as the Company's usual practice in the first quarter of 2007.



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     If Employee  qualifies for COBRA at the time of resignation (not covered by another group plan) he may elect to continue  these  benefits for up to eighteen
(18) months or until he no longer qualifies under COBRA at his own expense.

     Employee will be entitled to convert his group life insurance policy to an individual policy, which said individual policy will be paid for solely by Employee and with no contribution from Company.

     Employee's contribution to the Company's 401 (K) plan with Company match, if any, will terminate effective August 31, 2006.

     Employee's participation in the Company Employee Stock Purchase Plan, with Company contribution, if any, will terminate effective August 31, 2006.

                                       IV.

     Employee is not eligible to participate in the following Company benefits:

             1. Short term disability insurance
             2. Long term disability insurance

                                       V.

     Other than the payments and benefits provided for in Section III above, Company shall have no obligation to make any payments to or for the benefit of Employee or to provide any benefits of any kind available to employees of Company, and Employee expressly releases Company of and from any obligation to make any other payments or provide any benefits related to his employment by Company; provided, however, that this Agreement will not effect benefits which are vested during the term of employment. It is also acknowledged that the payments in Section III above include and are not in addition to severance, if any, to which Employee is entitled under Company policy.



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                                       VI.

     During the term of this Agreement and for a period of six (6) months after the termination of this Agreement by the Company or Employee, Employee shall remain an "Insider" with respect to the Company and will be subject to the Company Insider Trading Policy.

                                      VII.

     During the term of this Agreement and for a period of two (2) years after the termination of this Agreement by the Company or Employee, Employee shall not, either as an individual on his own account; as a partner, joint venturer, employee, agent, or salesman for any person; as an officer, director or stockholder (other than a beneficial holder of not more than 5% of the outstanding voting stock of a company having at least 250 holders of voting stock) of a corporation; or otherwise, directly or indirectly:

     1. Solicit, recruit or hire any person who is, or has been during the preceding six (6) months, an employee or agent of the Company, either now or during such period, for employment.

     2. Engage as a consultant to, or employee or agent of, any mortgage insurer, financial institution or other mortgage service provider which competes, directly or indirectly, with the Company.

     Employee and the Company agree and acknowledge that the Company does business on a nationwide basis, with customers located throughout the United States, and that any breach by Employee of the restrictive covenant contained herein would immeasurably and irreparably damage the Company. Employee and the Company agree and acknowledge that the duration, scope and geographic areas applicable to the restrictive covenant in this Section VII are fair, reasonable and necessary to protect legitimate business interests of the Company and that adequate compensation has been received by Employee for such obligations.



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                                      VIII.

     This Agreement and Employee's employment hereunder shall terminate immediately upon Employee's death. In such event, the Employee's beneficiary will have all rights and privileges as set forth in the 1993 Long Term Stock Incentive Plan with respect to exercising Employee's stock options.

                                       IX.

(a) Employee, for himself and his heirs, executors, administrators, successors, and assigns (collectively referred to hereafter in the Agreement as "Releasors") hereby release, acquit and forever discharge Company, together with any affiliated or subsidiary corporations, and their respective present and former officers, directors, employees and agents (collectively referred to hereafter in the Agreement as "Releasees"), and their respective executors, administrators, successors, and assigns of and from all claims whether or not previously asserted against Releasees. This release specifically includes all claims by or on behalf of Releasors against Releasees, together with any and all claims, which might have been asserted by or on behalf of Releasors against Releasees in any suit, claim or charge on account of any matter or things whatsoever up to and including the date of the execution of the Agreement. Releasors further agree that they will not institute or be a party to, whether directly or indirectly, any civil action against Releasees under any federal, state or local authority or any common law theory (whether founded in tort or in contract), including but not limited to, 42 U.S.C. ss. 1981, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the North Carolina Handicapped Persons Protection Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, or any similar legislation, constitutional provision, executive order or regulation, or any common law theory (whether founded in tort or contract) in connection with any act, state of facts, or occurrence or omission, whether or not previously asserted, either occurring before or existing on the date of the execution of this Agreement.



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     (b) It is  understood  that the benefits  provided  hereunder by Company to
Employee are substantially in excess of severance benefits, which would be provided to him in the absence of the release of claims contained herein. Employee acknowledges such substantial and additional consideration and further acknowledges that he has received sufficient consideration for his execution of this Agreement specifically including, but not limited to, the release of claims contained herein.

     (c) In the event of the initiation of any proceeding by Releasors against any of Releasees asserting a claim released by this Section IX, Releasees shall be entitled to plead this release in bar to any such claim and to assert a counterclaim against any such Releasors alleging breach of this Agreement. Releasors shall indemnify and hold harmless Releasees of and from any and all loss or damage whatsoever, costs, direct and indirect, and attorneys' fees incurred in the defense of such proceeding and prosecution of counterclaim.

     (d) Notwithstanding the above, Releasors will not be penalized in any manner for bringing an action that challenges the validity of the waiver of claims under the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act ("the ADEA waiver"). In the event that Releasors successfully challenge the ADEA waiver and prevail on the merits of their claims under the ADEA, Releasees will be entitled to offset any recovery by amounts already paid under this Agreement. In the event that Releasees prevail in Releasors' challenge to the ADEA waiver or on the merits of Releasors' ADEA claim, Releasees will be entitled to any and all remedies provided by law.

                                       X.

Employee agrees to fully cooperate with Company in assisting in the defense of any existing or future charges, claims, demands, complaints or law suits filed against Company that involve facts or decisions in which he had input or knowledge.



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                                       XI.

Employee acknowledges and agrees that he will never disclose to anyone any of Company's trade secrets or confidential or proprietary information.

                                      XII.

Employee specifically acknowledges the following:

     (a) That he has been given at least twenty-one (21) days in which to consider this Agreement;

     (b) That he is advised in writing that he has the right and may consult with an attorney before executing this Agreement and acknowledges that he has had the opportunity to consult with an attorney;

     (c) That he has seven (7) days following his execution of this Agreement to revoke this Agreement. To revoke this Agreement, Employee should advise Company, and specifically Earl F. Wall, General Counsel, in writing of his decision to revoke it at or before the conclusion of the seven (7) day period;

     (d) That he recognizes that he is specifically releasing, among other claims, any claims under the Age Discrimination in Employment Act of 1967 and all amendments thereto;

     (e) That he is not waiving rights or claims that may arise after the date that this Agreement is executed.

                                      XIII.

Employee represents that no promise, inducement or agreement not herein expressed has been made to him, and that this Agreement is the entire agreement between the parties hereto.

                                       XIV

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                       XV.

     (a) In the event of a breach or alleged breach of the Agreement by Company, Employee's sole remedy shall be to institute an action for breach of this Agreement and damages therefor or specific performance of this Agreement. In the event that Employee prevails in an action against Company for a breach or alleged breach of this Agreement, he shall be entitled to recover his attorneys' fees and costs together with such other legal and equitable relief as the court shall allow.

     (b) In the event of a breach of this Agreement by Employee, Company shall be entitled to immediately cease any further payments to or for the benefit of Employee and to demand the return of all payments made after August 31, 2006. In the event that Company institutes legal action against Employee on account of a breach or alleged breach of this Agreement, Company shall be entitled to recover all amounts paid pursuant to this Agreement to which Employee was not entitled in the absence of this Agreement and to recover its attorneys' fees and costs together with such other legal and equitable relief as the court shall allow. IN THE EVENT THAT EMPLOYEE BROUGHT CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OR THE OLDER WORKERS BENEFIT PROTECTION ACT, THE PROVISIONS OF
SECTION IX (d) WILL APPLY.




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                                      XVI.

Employee will not, directly or indirectly, make or publish any disparaging remarks to anyone (specifically including but not limited to parties with a business relationship with Releasees) about or regarding any of Releasees.

                                     XVII.

Employee acknowledges that he has carefully read this Agreement and knows and understands its contents. Employee further certifies that his signing of this Agreement acknowledges his intent to be bound by the provisions of this Agreement.

                                     XVIII.

The Parties agree that if any provision or part of this Agreement is deemed to conflict with superseding federal or state law, such provision or part shall be deleted from the Agreement and the remainder of the Agreement shall remain in full force and effect.

                                      XVIX.

This Agreement shall be construed in accordance with the laws of the state of North Carolina.

This the 15th   day of August, 2006.
        -----

                                    /s/ Kenneth N. Lard          (SEAL)
                                    ------------------------------

                                    Kenneth N. Lard



                                    TRIAD GUARANTY INC.
                                    TRIAD GUARANTY INSURANCE CORPORATION
                                    TRIAD GUARANTY ASSURANCE CORPORATION



                                    By:  /s/ Mark K. Tonnesen
                                       --------------------------